                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          Date of Report: July 26, 2002


                          VALLEY FINANCIAL CORPORATION


        VIRGINIA                    33-77568                  54-1702380

(State of Incorporation)          (Commission              (I.R.S. Employer
                                  File Number)           Identification Number)


                             36 Church Avenue, S.W.
                             Roanoke, Virginia 24011

                    (Address of principal executive offices)


                                 (540) 342-2265

                (Issuer's telephone number, including area code)


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Item 5. Other Events.

     Valley Financial Corporation (the "Company"), the holding company for Roanoke, VA-based Valley Bank, announced on July 18, 2002 its financial results for the period ended June 30, 2002. The financial results are detailed in the Company's Press Release dated July 18, 2002 filed as Exhibit A to this Form 8-K and incorporated by reference herein.

     The Company's common stock is traded over the counter under the symbol
VYFC.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VALLEY FINANCIAL CORPORATION



Date: July 26, 2002                     /s/ A. Wayne Lewis
                                        ------------------

                                        A. Wayne Lewis, Executive Vice President

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FOR RELEASE 5:00 p.m. July 18, 2002                       EXHIBIT A

VALLEY FINANCIAL CORPORATION
36 Church Avenue, S.W.
Roanoke, Virginia 24011

For Further Information Contact:

Ellis L. Gutshall, President and Chief Executive Officer
A. Wayne Lewis, Executive Vice President and Chief Operating Officer
(540) 342-2265


                   VALLEY FINANCIAL CORPORATION EARNINGS SOAR

ROANOKE, VIRGINIA. July 18, 2002 -- Roanoke-based Valley Financial Corporation announced today its consolidated financial results. For the three months ended June 30, 2002 Valley Financial reported net income of $515,000 or $.27 per fully diluted share compared with $348,000 or $.19 per fully diluted share for the same three months of 2001, an increase of 48%. The Company's return on average total assets was .96% for 2002's second quarter and its return on average shareholders' equity was 12.02%, compared with 0.83% and 9.10%, respectively, reported for the three months ended June 30, 2001.

At June 30, 2002 Valley Financial's total assets were $220,908,000, total deposits were $166,398,000, total loans stood at $170,937,000 and total shareholders' equity was $17,555,000. Compared with June 30, 2001 the Company experienced increases of $46,899,000 or 27% in total assets, $30,185,000 or 22% in total deposits and $41,918,000 or 32% in total loans over the twelve- month period. With total capital at June 30, 2001 representing 10.3% of risk-adjusted total assets, the Company exceeds the regulatory minimums to be considered "well capitalized."

Net income for the first half of 2002 was $989,000 or $.52 per fully diluted share compared with $687,000 or $.37 per fully diluted share for the same period in 2001. Return on average total assets was .96% in 2002's first six months versus .83% in 2001, and return on average total equity was 11.77% in 2002 against 9.17% in 2001. These results represent a 44% increase from the year-earlier period.

Press Release
Valley Financial Corporation
July 18, 2002
Page 2


Ellis L. Gutshall, President and Chief Executive Officer of Valley Financial, stated "The Company's financial results for the quarter and the half were favorably affected by exceptionally strong loan growth and stable interest rates. We have been booking quality loans at some ten times the growth rate in the local economy and are well ahead of our loan budget at this point in 2002. We have also been extremely successful in reducing our cost of funds compared to 2001, which has resulted in a much-improved net interest margin. The margin in the second quarter was 4.28%, up sharply from 3.66% the same time last year, and we expect the margin to remain stable throughout 2002." Addressing Valley Bank's continued market share increase in the greater Roanoke Valley, Gutshall said "The Bank's assets have grown nearly $50 million in the past twelve months and now top the $220 million mark. This reflects the desire of local companies and individuals to do business with a bank that is locally owned and managed."

Valley Financial Corporation is the holding company for Valley Bank, which opened in 1995 and engages in a general commercial and retail banking business in the Roanoke Valley, emphasizing the needs of small businesses, professional concerns and individuals. Valley Bank operates from six full-service offices at 36 Church Avenue, 2203 Crystal Spring Avenue and 1518 Hershberger Road in Roanoke City, 4467 Starkey Road in Roanoke County, 1003 Hardy Road in the Town of Vinton and 8 East Main Street in the City of Salem. The bank will break ground later this year on its seventh location at the intersection of Route 419 and Keagy Road, across from Lewis-Gale Hospital.

                                    - END -



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                          VALLEY FINANCIAL CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)


                                                                        June 30      December 31     June 30
                                                                          2002           2001          2001
                                                                       ----------    -----------    ----------
                                                                           (in thousands, except share data)
Assets

Cash and due from banks                                              $    6,493       $  6,235       $  4,146
Money market investments                                                    213            143          2,911
Securities available-for-sale                                            33,207         31,338         32,909
Restricted equity securities                                              1,927          1,927          1,327

Loans                                                                   170,937        147,573        129,019
     Less allowance for loan losses and unearned fees                    (1,824)        (1,490)        (1,334)
                                                                     ----------       --------       --------
                  Total net loans                                       169,113        146,083        127,685

Premises and equipment                                                    4,847          4,084          3,469
Other assets                                                              5,108          4,058          1,562
                                                                     ----------       --------       --------
                   Total assets                                        $220,908       $193,868       $174,009
                                                                     ----------       --------       --------


Liabilities and Shareholders' Equity

Non-interest bearing demand deposits                                 $   23,244       $ 24,297       $ 21,247
Interest bearing demand, savings & money maket deposits                  31,078         36,630         28,221
Time deposits greater than $100,000                                      36,278         25,591         25,001
Other deposits                                                           75,798         52,348         61,744
                                                                     ----------       --------       --------
                  Total deposits                                        166,398        138,866        136,213

Short term borrowings                                                         0          3,824              0
Securities sold under agreements to repurchase                            5,675          3,347          5,383
Federal Home Loan Bank advances                                          30,000         30,000         15,000
Other liabilities                                                         1,280          1,527          1,957
                                                                     ----------       --------       --------
                  Total liabilities                                     203,353        177,564        158,553
                                                                     ----------       --------       --------



Preferred stock, no par value.  Authorized 10,000,000
     shares; none issued and outstanding
Common stock, no par value. Authorized 10,000,000 shares;
     issued and outstanding 1,819,637 at June 30, 2002,
    1,213,207 at December 31, 2001 and 1,213,207
    at June 30, 2001                                                     12,295         12,295         12,299
Accumulated retained earnings                                             5,099          4,113          3,088
Accumulated other comprehensive income (loss)                               161           (104)            69
                                                                     ----------       --------       --------
                  Total shareholders' equity                             17,555         16,304         15,456
                                                                     ----------       --------       --------

                  Total liabilities and shareholders' equity         $  220,908       $193,868       $174,009
                                                                     ----------       --------       --------

Balance Sheet Ratios:

Nonperforming assets/net loans and foreclosed properties                   0.22%          0.37%          0.69%
Loans past due > 90 days/total loans                                       0.00%          0.02%          0.30%
Allowance for loan losses/loans, net                                       1.07%          1.00%          1.02%
Book value per share, exclusive of accumulated other                 $     9.56%      $   9.02       $   8.46
  comprehensive income (loss)

                          VALLEY FINANCIAL CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                                                Three Months                   Six Months
                                                                                   Ended
                                                                                  June 30
                                                         ----------------------------------------------------------
                                                            2002            2001          2002             2001
                                                         ------------   -----------   -------------    ------------
                                                                     (in thousands, except per share data)
Interest Income                                            $3,416         $3,312         $6,585           $6,402
Interest Expense                                            1,315          1,792          2,582            3,594
                                                           ------         ------         ------           ------
        Net interest income                                 2,101          1,420          4,003            2,808

Provision for loan losses                                     211             83            398              120
                                                           ------         ------         ------           ------
Net interest income after provision for loan losses         1,890          1,337          3,605            2,688

Noninterest Income                                         $  193         $  163         $  363           $  268
Noninterest Expense                                         1,361          1,013          2,579            2,020
                                                           ------         ------         ------           ------

Net income before taxes                                    $  722         $  487         $1,389           $  936
                                                           ------         ------         ------           ------

Provision for income taxes                                 $  207         $  139         $  400           $  249
                                                           ------         ------         ------           ------

Net income                                                 $  515         $  348         $  989           $  687
                                                           ------         ------         ------           ------

Diluted net income per share                               $ 0.27         $ 0.19         $ 0.52           $ 0.37
                                                           ------         ------         ------           ------


Performance Ratios:

Return on average total assets                               0.96%          0.83%          0.96%            0.83%
Return on average total shareholders' equity                12.02%          9.10%         11.77%            9.17%
Yield on average earning assets (TEY)                        6.91%          8.12%          6.94%            8.25%
Cost of funds                                                2.69%          4.75%          2.76%            4.85%
Net interest margin                                          4.28%          3.66%          4.25%             3.69%
Overhead efficiency ratio                                   58.29%         62.07%         58.03%            63.62%